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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Dayton Superior Corporation for the registration of 1,492,604 Class A shares of its common stock and to the corporation by reference therein of our report dated October 11, 1996, with respect to the financial statements of Symons Corporation, included in the Current Report on Form 8-K dated September 29, 1997 filed by Dayton Superior Corporation with the Securities and Exchange Commission.


                                          /s/     ERNST & YOUNG LLP
Chicago, Illinois

November 19, 1997